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                                                                   Exhibit 16.1


October 9, 2001


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Diversified Corporate Resources, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 3, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


PricewaterhouseCoopers L.L.P.